CONSULTING AGREEMENT

         This Consulting Agreement is entered into this 29th day of March, 2005 by and between Pay88, Ltd., a New Hampshire corporation (the "Company") and First Line Capital, LLC, a New York limited liability company (the "Consultant").

                                    RECITALS

         Whereas the Company is a developmental stage company which desires to enter the business of wire transfers originating from the United States to overseas, particularly to China;

         Whereas, in recognition of the potential for its services with adequate development and operating capital, the Company wishes to take the steps necessary to become a reporting company under Section 12g of the Securities Act of 1934;

         Whereas, the Consultant provides consulting services to other companies and desires to provide such services to Client;

         Whereas, the Company desires to retain the Consultant, and the Consultant desires to provide consulting services to the Company, on the terms and conditions contained herein.

                                    AGREEMENT

         Now, therefore, in consideration of the premises and of the mutual promises and covenants herein contained, the parties hereto agree as follows:


                                    Article I
                                   Engagement

         The Company agrees to and does hereby engage the Consultant, and the Consultant agrees to and does hereby accept engagement by the Company for period commencing on the date hereof and ending on the earlier of (i) the termination of this Agreement as provided below or (ii) the securities of the Company being traded or listed on a securities exchange or otherwise. The period during which Consultant shall serve in such capacity shall be deemed the "Engagement Period" and shall hereinafter be referred to as such.

                                   Article II
                                    Services

         Section 2.1 The Consultant shall render to the Company the services described below, with respect to which the Consultant shall apply its best efforts and devote such

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time as shall be reasonably necessary to perform its duties hereunder and advance the interests of the Company. The Consultant shall report directly to the Chief Executive Officer of the Company and to such persons as the Chief Executive Officer shall direct.

         Section 2.2 The services to be rendered by the Consultant to the Company shall consist of (a) developing an in-depth familiarization with the Company's business objectives and bring to its attention potential or actual opportunities which meet those objectives or logical extensions thereof; (b) advising the Company with respect to its corporate development including such factors as position in competitive environment, financial performances vs. competition, strategies, operational viability, etc.; (c) preparing a business plan with respect to the Company and its business; (d) assisting in the preparation of all necessary documentation in connection with the listing of the Company on a national securities exchange, the Over the Counter Bulletin Board or the Pink Sheets, as determined by the Company; and (e) any and all services in connection with the foregoing.

         In connection with said services, the Company agrees to fully cooperate with the Consultant in connection with providing all necessary information, documentation and the time of the executive and management staff which shall be required. This shall include, without limitation, providing audited financial statements as required by the SEC and all due diligence material. The Company agrees to fully cooperate with the Consultant.

         Section 2.3 The services to be rendered by the Consultant to the Company shall under no circumstances include (a) any activities which could be deemed by the SEC to constitute investment banking or any other activities requiring the Consultant to register as a broker-dealer under the Securities Exchange Act of 1934; (b) any activities which could be deemed by the SEC to be in connection with the offer or sale of securities; or (c) any activities which directly or indirectly promote or maintain a market for the Company's securities.

                                   Article III
                                  Compensation

         Section 3.1 For the services and duties to be rendered and performed by the Consultant during the Engagement Period and in consideration of the Consultant's having entered into this Agreement, the Company agrees to pay to the Consultant $120,000. Said sum shall be payable [simultaneous with the execution and delivery of this Agreement]. The Company agrees that the Company shall bear full responsibility for its own accounting, legal and any other fees relating to the services provided by the Consultant.

                                   Article IV
                                  Trade Secrets

         Consultant agrees that any trade secrets, material non-public information or any other like information of value relating to the business of the Company or any of its affiliates, including but not limited to, information relating to pricing, potential transactions, processes, systems, methods, formulae, patents, patent application, research activities and plans, contracts, names of potential customers, which it will acquire during its engagement by the Company or any of its affiliates or which it may hereafter acquire during the Engagement Period as the result of any disclosures to it, or in any other way, shall be regarded as held by the Consultant in a fiduciary capacity solely for the benefit of the Company, its successors or assigns, and shall not at any time, either during the term of this Agreement or thereafter, be disclosed, divulged, furnished, or made accessible by the Consultant to anyone, or be otherwise used by it or its employees or agents except in the course of business of the Company. The covenants set forth herein shall survive the expiration of the Engagement Period and termination of this Agreement and shall remain in full force and effect regardless of the cause of such termination.

                                    Article V
                                   Assignment

         This Agreement may be assigned by the Company to an affiliate, provided that any such affiliate shall expressly assume all obligations of the Company under this Agreement. Consultant agrees that if this Agreement is so assigned, all the terms and conditions of this Agreement shall be between assignee and itself with the same force and effect as if said Agreement had been made with such assignee in the first instance. This Agreement shall not be assigned by the Consultant without the express written consent of the Company.


                                   Article VI
                                  Miscellaneous

         Section 6.1 Consultant is and shall at all times be an independent contractor with respect to the services that it is rendering to Company pursuant to this Agreement and Consultant shall at no times be an affiliate, employee, agent, partner or representative of Company and Consultant shall not take any action nor in any way hold itself out as such. At no time shall Consultant have any authority or power to bind the Company or to act on behalf of the Company in any manner, including without limitation, making any direct or indirect representation or covenant by the Company to any third party.

         Section 6.2 This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law principles thereof.

         Section 6.3 Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision is unenforceable or invalid under such law, such provision shall be ineffective only to the extent of such unenforceability or invalidity, and the remainder of such provision and the balance of this Agreement shall in such event continue to be binding and in full force and effect.

         Section 6.4 This Agreement may be terminated by either party upon 30-days' prior written notice.

         Section 6.5 The parties agree that all prior negotiations, statements, representations, warranties and agreements are superseded by this Agreement and that the terms and conditions of this Agreement constitute the complete agreement between them.

         Section 6.6 The individuals signed this Agreement represent to each other that they have the authority to bind their respective corporations to the terms and conditions of this Agreement. These individuals shall not, however, incur personal liability by executing this Agreement and sign this Agreement only in their representative capacities as authorized officers of the Consultant and the Company, respectively.


         IN WITNESS WHEREOF, the parties hereto have executed the above Agreement as of the day and year first above written:




PAY88, LTD.                                  FIRST LINE CAPITAL, LLC


By: /s/ Guo Fan                              By:   /s/ Daniel J. Hirsch
    -----------                                    --------------------
Name:  Guo Fan                               Name:  Daniel J. Hirsch
Title: President                             Title: Partner